As filed with the Securities and Exchange Commission on August 10, 1999
                                                         Registration No. 333-

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                   QWEST COMMUNICATIONS INTERNATIONAL INC.
            (Exact name of registrant as specified in its charter)


        DELAWARE                                             84-1339282
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

555 SEVENTEENTH STREET, SEVENTH FLOOR
DENVER, COLORADO
(303) 992-1400                                                80202
(Address of principal executive offices)                    (Zip Code)


                    QWEST COMMUNICATIONS 401(k) SAVINGS PLAN
      QWEST COMMUNICATIONS INTERNATIONAL INC. EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of plan)


Robert S. Woodruff                        COPY TO: Thomas A. Richardson, Esq.,
Executive Vice President - Finance        Holme Roberts & Owen LLP
Qwest Communications International Inc.   1700 Lincoln Street, Suite 4100
555 Seventeenth Street, Seventh Floor     Denver, Colorado 80203
Denver, Colorado 80202                    (303) 861-7000
(303) 992-1400
                 (Name and address of agent for service)


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------

                                    PROPOSED
                                PROPOSED MAXIMUM
                       AMOUNT       MAXIMUM           AGGREGATE   AMOUNT OF
TITLE OF SECURITIES    TO BE        OFFERING PRICE    OFFERING    REGISTRATION
TO BE REGISTERED       REGISTERED   PER SHARE         PRICE       FEE
------------------------------------------------------------------------------
Common Stock       4,734,038 shares     (3)            (3)            (3)
$.01 par value     (1) (2)

------------

(1) This Form S-8 registers 2,000,000 shares to be covered by the Qwest Communications 401(k) Plan and 2,734,038 shares to be covered by the Qwest Communications International Inc. Employee Stock Purchase Plan.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount to interests to be offered or sold pursuant to the Qwest Communications 401(k) Savings Plan and the Qwest Communications International Inc. Employee Stock Purchase Plan. (3) The Registrant previously filed Registration Statements on Forms S-8 on March 4, 1998 and June 8, 1998 (Registration Nos. 333-47349 and 333-56323, respectively) that covered 5,000,000 shares of the Company's Common Stock issuable pursuant to the LCI International 401(k) Savings Plan, the U.S. Long Distance Corp. 401(k) Retirement Plan, and the Qwest Communications International Inc. 401(k) Plan (the "Old Plans") (all numbers of shares herein reflect the 2-for-1 stock split on May 24, 1999). 4,734,038 of the registered shares were not issued pursuant to the Old Plans ("the Unissued Shares"). The Registrant paid fees totaling $24,948.00 to register the Unissued Shares. Pursuant to General Instruction E to Form S-8 and to Rule 429(b), the Unissued Shares are being carried forward from such earlier Registration Statements and, accordingly, the Registrant has offset the registration fee to be paid herewith by the fees that were paid by the Registrant on March 4, 1998 and June 8, 1998.

                   Form S-8 Pursuant to General Instruction E

This Form S-8 is filed with the Securities and Exchange Commission (the "Commission") pursuant to General Instruction E to Form S-8.

The Forms S-8 filed with the Commission by Qwest Communications International Inc. (the "Registrant" or "Company") on December 2, 1998 (Registration No. 333-68267) and on October 6, 1998, (Registration No. 333-65345) are hereby incorporated by reference into this Form S-8.

The Registrant hereby registers an additional 4,734,038 shares of the Company's Common Stock which may be acquired pursuant to the Qwest Communications 401(k) Savings Plan and the Qwest Communications International Inc.
Employee Stock Purchase Plan (the "Plans").

The Registrant previously filed Registration Statements on Forms S-8 on March 4, 1998 and June 8, 1998 (Registration Nos. 333-47349 and 333-56323, respectively) that covered 5,000,000 shares of the Company's Common Stock issuable pursuant to the LCI International 401(k) Savings Plan, the U.S. Long Distance Corp. 401(k) Retirement Plan, and the Qwest Communications International Inc. 401(k) Plan (the "Old Plans") (all numbers of shares herein reflect the 2-for-1 stock split on May 24, 1999). 4,734,038 of the registered shares were not issued pursuant to the Old Plans ("the Unissued Shares"). The Registrant paid fees totaling $24,948.00 to register the Unissued Shares. Pursuant to General Instruction E to Form S-8 and to Rule 429(b), the Unissued Shares are being carried forward from such earlier Registration Statements and, accordingly, the Registrant has offset the registration fee to be paid herewith by the fees that were paid by the Registrant on March 4, 1998 and June 8, 1998.


Item 3.  Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

(a) The Registrant's annual report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 23, 1999;

(b) The Registrant's quarterly report on Form 10-Q for the period ended March 31, 1999, filed with Commission on May 13, 1999;

(c) The Registrant's current reports on Form 8-K filed with the Commission on January 14, 1999, April 27, 1999, as amended April 28, 1999, June 14, 1999, June 18, 1999, June 21, 1999, June 22, 1999, June 23, 1999, June 29, 1999 and July
20, 1999; and

(d) The description of Common Stock of the Company contained in the Company's Registration Statement on Form S-4/A filed with the Commission on May 13, 1998 (Registration No. 333-49915).

(e) The latest annual report on Form 11-K for the year ended December 31, 1998, of the Qwest Communications International Inc. Employee Stock Purchase Plan.

All documents subsequently filed by the Company and the Plans with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated be reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 8.  Exhibits

5.1        Legality Opinion of Holme Roberts & Owen LLP
23.1       Consent of KPMG LLP
23.2       Consent of KPMG LLP
23.3       Consent of Holme Roberts & Owen is included in Exhibit 5.1
24.1       Power of Attorney.  See the signature page hereof.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the 9th day of August, 1999.


QWEST COMMUNICATIONS INTERNATIONAL INC.


By:  /s/ ROBERT S. WOODRUFF
     --------------------------------------
         Robert S. Woodruff
         Executive Vice President - Finance

We, the undersigned officers and directors of Qwest Communications International Inc. hereby severally constitute and appoint Robert S. Woodruff and Joseph P. Nacchio, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement, including but not limited to any Registration Statement filed to register additional Common Stock which may be acquired pursuant to the Qwest Communications 401(k) Savings Plan; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the National Association of Securities Dealers, Inc.; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the dates indicated:


Signature                               Date and Title(s)
---------                               -----------------

/s/ PHILIP F. ANSCHUTZ                  August 9, 1999
------------------------                Chairman of the Board; Director
Philip F. Anschutz

/s/ JOSEPH P. NACCHIO                   August 9, 1999
------------------------                Director; President; and Chief
Joseph P. Nacchio                       Executive Officer

/s/ ROBERT S. WOODRUFF                  August 9, 1999
------------------------                Director; Executive Vice President-
Robert S. Woodruff                      Finance; Chief Financial Officer;
                                        Principal Accounting Officer

/s/ JORDAN L. HAINES                    August 9, 1999
------------------------                Director
Jordan L. Haines

/s/ CANNON Y. HARVEY                    August 9, 1999
------------------------                Director
Cannon Y. Harvey

/s/ DOUGLAS M. KARP                     August 9, 1999
------------------------                Director
Douglas M. Karp

/s/ VINOD KHOSLA                        August 9, 1999
------------------------                Director
Vinod Khosla

/s/ RICHARD T. LIEBHABER                August 9, 1999
------------------------                Director
Richard T. Liebhaber

/s/ DOUGLAS L. POLSON                   August 9, 1999
------------------------                Director
Douglas L. Polson

/s/ CRAIG D. SLATER                     August 9, 1999
------------------------                Director
Craig D. Slater

/s/ W. THOMAS STEPHENS                  August 9, 1999
------------------------                Director
W. Thomas Stephens

/s/ JERRY R. DAVIS                      August 9, 1999
------------------------                Director
Jerry R. Davis

Pursuant to the requirements of the Securities Act of 1933, the administrators of the Qwest Communications 401(k) Savings Plan and the Qwest Communications International Inc. Employee Stock Purchase Plan have caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on August 9, 1999.


Qwest Communications 401(k) Savings Plan

By:  Plan Administrative Committee


  By:  /s/ TODD STANELLE
       -----------------
    Name:  Todd Stanelle
    Title: Member



Qwest Communications International Inc. Employee Stock Purchase Plan


  By:  /s/ ROBERT S. WOODRUFF
           --------------------------------------------------------------
    Name:  Robert S. Woodruff
    Title: Chief Financial Officer and Executive Vice President - Finance

                              EXHIBIT INDEX

Exhibit
Number     Description
------     -----------

5.1        Legality Opinion of Holme Roberts & Owen LLP
23.1       Consent of KPMG LLP
23.2       Consent of KPMG LLP
23.3       Consent of Holme Roberts & Owen is included in Exhibit 5.1
24.1       Power of Attorney.  See the signature page hereof.